                                                                    EXHIBIT 10.5

                           TECHNICAL ASSISTANCE AND
                           ------------------------
                               LICENSE AGREEMENT
                               -----------------

          THIS AGREEMENT is signed and entered into by and between COCO'S RESTAURANTS, INC., a corporation of the State of California, U.S.A., having offices at 18831 Von Karman Avenue, Irvine California 92715 (hereinafter referred to as "COCO'S") and COCO'S JAPAN CO., LTD., a Japanese corporation having offices at 599-1 Nishiohhashi, Tsukuba-Shi, Ibaraki-Ken, 305 Japan (hereinafter referred to as "CJCL") and is to take effect on the Effective Date (as hereinafter defined).

          WITNESSETH THAT:
          ---------------

          WHEREAS, on January 22, 1980, a Technical Assistance and License Agreement ("1980 Agreement") was entered into by and between COCO'S (formerly Far West Services, Inc.), Kasumi Stores K.K. and CJCL (formerly Robin Hood K.K.); and

          WHEREAS, pursuant to the 1980 Agreement COCO'S made available to CJCL the experience, expertise, technical information and know-how relating to its restaurant business and licensed CJCL to use the trade name "COCO'S"; and

          WHEREAS, CJCL has developed as of December 31, 1994, two hundred twenty-five (225) restaurants in Japan and South Korea; and

          WHEREAS, CJCL is desirous of continuing to develop in Japan and South Korea restaurants using the COCO'S name and the COCO'S family restaurant concept; and

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          WHEREAS, CJCL is desirous of obtaining exclusive rights to develop restaurants using the COCO' S name and the COCO'S family restaurant concept in People's Republic of China and Taiwan; and

          WHEREAS, CJCL additionally was granted under the 1980 Agreement exclusive rights to develop restaurants in Hong Kong, Thailand, Indonesia and Singapore and desires to retain the possibility of developing restaurants in those countries, as well as in Australia, Guam and Saipan; and

          WHEREAS, COCO'S is willing to continue to furnish the technical assistance and to license the trade name "COCO'S" to CJCL; and

          WHEREAS, CJCL is desirous of developing in Japan Mexican restaurants using the EL TORITO name and the Mexican restaurant concept licensed to COCO'S by El Torito Restaurants, Inc., a corporation of the State of Delaware, U.S.A. ("ETR"); and

          WHEREAS, the 1980 Agreement was amended on April 17, 1989, to release Kasumi Stores K.K. from its obligations as a guarantor thereunder.

          NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations hereinafter contained, the parties hereto agree as follows:

1.  Definitions
    -----------
          For the purpose of this Agreement, the following terms shall have the following meanings:

          1.01 "Family Restaurant" shall mean eating facilities of the type operated by COCO'S in the United States, which have been operated by CJCL and its sublicensees under the 1980 Agreement, and which are known as Western-style family restaurants in Japan, having a

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seating capacity of about seventy (70) to about two hundred (200) persons and designed to serve a variety of appetizers, traditional breakfasts, luncheons and dinners, desserts and the like; together with many kinds of beverages.

          1.02 "Mexican Restaurant" shall mean eating facilities of the type now operated by ETR in the United States, which are known as Western-style Mexican restaurants in Japan, having a seating capacity of about one hundred
(100) to about three hundred (300) persons and designed to serve complete luncheon and evening meals comprising one or more full courses; together with many kinds of beverages.

          1.03 "Subject Information" shall mean the confidential technical information, experience, expertise and know-how relating to systems management of restaurant chains, as set forth in detail in the attached Appendix I, owned or licensed by a party hereto at any time prior to or during the term of this Agreement and necessary or useful for the design, construction, furnishing, provisioning, maintenance and operation of a Family Restaurant or a Mexican Restaurant.

          1.04 "Licensor Trade Names" shall mean the trade names including the word "COCO'S" which are used or may be used by COCO'S during the term of this Agreement in its Family Restaurant operations in the United States and the trade names including the words "El Torito" which are used or may be used by ETR during the term of this Agreement in its restaurant operations in the United States.

          1.05 "Primary Territory" shall mean Japan, People's Republic of China and Taiwan.

          1.06    "Secondary Territory" shall mean South Korea.

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          1.07    "Tertiary Territory" shall mean Malaysia, Philippines, Hong
Kong, Thailand, Indonesia, Singapore, Australia, Guam and Saipan.

          1.08 "Licensed Territory" shall mean the Primary Territory plus the Secondary Territory.

          1.09 "Licensed Units" shall mean any and all Family Restaurants owned or operated by CJCL or its sublicensees in the Licensed Territory and in the Tertiary Territory which are in operation during the term of this Agreement or the respective sublicense agreement ("Family Licensed Units") and shall mean any and all Mexican Restaurants owned or operated by CJCL which are in operation during the term of this Agreement ("Mexican Licensed Units").

          1.10 "Subsidiaries" shall mean any company, corporation or firm in the Licensed Territory or in the Tertiary Territory in which CJCL owns one hundred percent (100%) of the stock or other share interests entitled to vote for the election of officers and directors.

          1.11 "Gross Sales" shall mean the total amount of monies received from food and beverage sales, in conducting the business of a Licensed Unit; less only such amounts therein which are in the nature of food and beverage taxes, sales taxes, added value taxes or the like payable directly to local, regional or national authorities. Receipts from sales of "Goods" (toys, tobacco, chocolate, candies and similar sundry non-food items) by Licensed Units shall not be included in their Gross Sales, to the extent such receipts are separately registered and accounted for.

          1.12    "Effective Date" shall mean February 5, 1995.


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          1.13    "Contract Year" shall mean (i) for the first year of this
Agreement February 5, 1995 through February 29, 1996, and (ii) each year thereafter the twelve-month period beginning on the first day of March and ending on the last day of February.

2.     Grants
       ------

          2.01 COCO'S hereby grants to CJCL, commencing on the Effective Date, an exclusive right and license in the Primary Territory, with the right to sublicense others (subject to the provisions of Articles 2.04 and 2.05), to use Subject Information directed to Family Restaurant operations in all of CJCL's and its sublicensees' Family Licensed Units in the Primary Territory.

          2.02 On the condition set forth in the following paragraph, COCO'S hereby grants to CJCL, commencing on the Effective Date, an exclusive right and license in Japan, to use Subject Information directed to Mexican Restaurant operations in all of CJCL's Mexican Licensed Units in Japan; provided, however, that CJCL shall not open more than ten (10) Mexican Licensed Units pursuant to this grant unless the tenth such unit is opened by February 4, 2000, in which case CJCL may open no more than twenty (20) Mexican Licensed Units; however, if the twentieth such unit is opened by February 4, 2005, CJCL may open a maximum of thirty (30) Mexican Licensed Units.

                  The grant to CJCL-set forth above in this Article 2.02 shall be ineffective unless and until CJCL shall have paid to COCO'S a licensing fee of Fifty Thousand Dollars ($50,000).

          2.03 On the conditions set forth in the following paragraph, COCO's hereby grants to CJCL, commencing on the Effective Date, an exclusive right and license in the

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Secondary Territory, with the right to sublicense MIDOPA CO., LTD. ("MIDOPA"), to use Subject Information directed to Family Restaurant operations in all of CJCL's and MIDOPA's Family Licensed Units in the Secondary Territory.

                  The grant to CJCL set forth above in this Article 2.03 shall be ineffective unless the term of the existing sublicense agreement between CJCL and MIDOPA is jointly accepted by CJCL and MIDOPA or is held to be enforceable by an arbitrator or a court. The grant to CJCL set forth above in this Article
2.03 shall terminate June 11, 1997, unless on or before December 31, 1996, CJCL and MIDOPA have signed an extended sublicense agreement terminating February 4, 2010, and CJCL has agreed to pay COCO'S a royalty payment of one percent (1%) over the course of the extended sublicense agreement. If the two conditions set forth in the preceding sentence occur, any effective grant to CJCL under this
Article 2.03 shall be for the term of this Agreement.

          2.04 On the condition set forth in the following paragraph, COCO'S hereby grants to CJCL, commencing on February 5, 1996, a non-exclusive right and license in the Tertiary Territory, with the right to sublicense others (subject to the provisions of Articles 2.05 and 2.06), to use Subject Information directed to Family Restaurant operations in all of CJCL's and its sublicensees' Family Licensed Units in the Tertiary Territory.

                  The grant to CJCL set forth above in this Article 2.04 shall be ineffective as to each country in the Tertiary Territory with respect to which COCO'S has sold exclusive rights and licenses by February 5, 1996.

          2.05 CJCL shall obtain the prior written approval of COCO'S before granting any sublicense under Articles 2.01, 2.03 and 2.04 to any party which is not one of CJCL's

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Subsidiaries; and shall not grant a sublicense to any such party that does not contractually obligate itself to open at least three (3) Licensed Units within the first three (3) years of its sublicense agreement. Subject to the foregoing, COCO'S agrees that its prior written approval shall not be unreasonably withheld.

          2.06 CJCL shall not enter into any sublicense agreement having a term beyond February 4, 2010.

          2.07 In all Licensed Units licensed or sublicensed under the provisions of Articles 2.01, 2.02, 2.03 and 2.04, CJCL and, where applicable, the respective sublicensees shall have the right, subject to all of the provisions of Article 7, to use the Licensor Trade Names.

          2.08 IT IS UNDERSTOOD BY CJCL THAT THE PARENT CORPORATION OF COCO'S OWNS OTHER COMPANIES ENGAGED IN THE OPERATION OF EATING FACILITIES KNOWN IN JAPAN AS WESTERN-STYLE FAMILY RESTAURANTS. IT IS UNDERSTOOD BY CJCL THAT THE PARENT CORPORATION OF COCO'S OWNS CHI-CHI'S, INC., A COMPANY ENGAGED IN THE OPERATION AND FRANCHISING OF EATING FACILITIES KNOWN IN JAPAN AS WESTERN-STYLE MEXICAN RESTAURANTS THAT ARE SIMILAR TO THE MEXICAN RESTAURANTS OPERATED BY EL TORITO AND, FURTHER, THAT CHI-CHI'S, INC. ENTERED INTO A MASTER INTERNATIONAL LICENSE AGREEMENT DATED AUGUST 24, 1988 WITH CHI-CHI'S INTERNATIONAL OPERATIONS, INC. ("C-CIO"), PURSUANT TO WHICH C-CIO MAY USE THE CHI-CHI'S TRADEMARK AND CHI-CHI'S TRADE SECRETS WORLD-WIDE (EXCLUSIVE OF AMERICA AND CANADA), INCLUDING JAPAN. CJCL WAIVES ANY FUTURE CLAIM FOR DAMAGES AS A RESULT OF THE LICENSING OF TRADEMARKS

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AND TRADE SECRETS IN COUNTRIES COVERED BY THIS AGREEMENT BY COMPANIES OWNED BY
THE PARENT CORPORATION OF COCO'S.

3.  Disclosure of Subject Information
    ---------------------------------

          3.01 Not less than twice annually, COCO'S shall disclose in writing to CJCL COCO'S most recent improvements, modifications, variations or additions to Subject Information directed to Family Restaurant operations and ETR's most recent improvements, modifications, variations or additions to Subject Information directed to Mexican Restaurant operations.

          3.02 It is understood and agreed that all Subject Information disclosed by COCO'S under Article 3.01 shall be disclosed in the English language.

4.  Technical Assistance
    --------------------

          4.01 To implement CJCL's use of Subject Information with respect to Family Restaurants in Japan and CJCL's use of Subject information with respect to Mexican Restaurants in Japan, COCO'S further agrees to train CJCL personnel at training facilities located in Irvine, California. Such traiining (as set forth in more detail in Appendix I) shall be scheduled at times reasonably convenient to COCO'S and CJCL. To further complement the disclosures to CJCL under Article 3.01, COCO'S agrees that CJCL personnel shall be given adequate opportunity upon reasonable advance notice, to visit, study and acquaint themselves with the facilities in the United States where COCO'S conducts Family Restaurant operations using the Subject Information that has been licensed to CJCL hereunder and with the facilities in the United States where ETR conducts Mexican Restaurant operations using the Subject Information that has been licensed to CJCL hereunder, and to consult with knowledgeable personnel at such facilities. Unless otherwise specifically agreed to by COCO'S in advance, the number of CJCL personnel being trained by

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or visiting COCO'S facilities under this Article 4.01 shall not exceed thirty-
five (35) persons at any one time.

          4.02 The expenses of CJCL personnel being trained at training facilities or visiting COCO'S and ETR's facilities pursuant to Article 4.01 shall be borne as follows: COCO'S shall pay (i) hotel expenses, (ii) meal expenses incurred at COCO'S restaurants, (iii) translation expenses and (iv) ground transportation expenses. CJCL shall pay (i) air travel expenses, (ii) personal expenses and (iii) meal expenses incurred at non-COCO'S and non-El Torito restaurants. All assistance, training and consultations furnished by COCO'S in the United States under the said Article shall be furnished without separate fee or charge to CJCL.

          4.03 Upon written request of CJCL, COCO'S shall, at its expense, send to CJCL's or its sublicensees' facilities in Japan and in South Korea (subject to the reasonable availability of suitable personnel) one or more skilled restaurant experts to provide consultations, discussions and advice on CJCL's or its sublicensees' Family Restaurant operations in Japan and in South Korea and CJCL's or its sublicensees' use of the Subject Information in connection therewith and to provide consultations, discussions and advice on CJCL's Mexican Restaurant operations in Japan and CJCL's use of the Subject Information in connection therewith; provided, however, that personnel shall be
                                     --------  -------
sent by COCO'S no more often than twice a year, and provided, further, that the
                                                    --------  -------
personnel sent with respect to Mexican Restaurant operations shall not include an El Torito chef, the visits of whom are covered in Appendix I.

          4.04 To the extent reasonably possible under prevailing export-import laws and regulations, COCO'S agrees to sell or obtain and re-sell to CJCL such Family Restaurant or Mexican Restaurant food or equipment items as CJCL may reasonably request, subject to

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availability of supply and to such terms and conditions of sale as COCO'S may deem desirable or necessary.

          4.05 It is understood and agreed that all consultations, discussions and training services by COCO'S shall be provided by personnel chosen by COCO'S in its sole discretion and shall be provided in the English language. With respect to consultations, discussions and training services conducted in Japan and South Korea, CJCL or any of its sublicensees shall provide a translator or pay the travel expenses of a translator brought by COCO'S.

          4.06 It shall be CJCL's responsibility to make the necessary disclosures of Subject Information and to provide all the necessary technical assistance and training to all sublicensees hereunder, except as provided in
Article 4.03; and except that senior and junior seminars will be provided for sublicensees in the Licensed Territory as set forth in Appendix I.

5.  Secrecy
    -------

          5.01 During the term of this Agreement CJCL shall maintain in confidence, and shall obligate its sublicensees to maintain in confidence, by taking reasonable precautions to prevent publication or disclosure to third parties, by disclosing only to those within its or their respective organizations who have a need to know and using only as authorized and licensed under this Agreement all of the Subject Information disclosed or made available to it or them by COCO'S pursuant to Articles 3 and 4; provided, however, that the foregoing obligations shall not apply to any of the Subject Information which CJCL can show (a) was previously known to it (as evidenced by written records of CJCL); (b) was previously known to the general public; or (c) has subsequently become known to the general public through no fault or omission on the part of CJCL or any of its sublicensees. It is understood that CJCL and/or its sublicensees shall not be

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relieved of their keep confidence obligations merely because isolated individual elements of the Subject Information should fall within one or more of the exceptions (a) through (c), but shall be relieved of such obligations only with respect to such portions of Subject Information which, considered as a whole, can reasonably and fairly be shown to be within one or more of said exceptions.

6.  Royalty Payments: Other Payments
    --------------------------------

          6.01 In consideration of the disclosure of Subject Information with respect to Family Restaurants and Mexican Restaurants, the furnishing of technical assistance with respect thereto and the grant of license rights with respect thereto, CJCL agrees to pay to COCO'S for the term of this Agreement the following running royalties:

                  A. On CJCL Family Licensed Units in Japan: 0.9% of Gross Sales in each year by each Family Licensed Unit operating as of February 5, 1995, and 0.6% of Gross Sales in each year by each Family Licensed Unit opened after February 5, 1995.

                  B. On sublicensed Family Licensed Units in Japan: 1.0% of Gross Sales in each year by each Family Licensed Unit through the term of the existing sublicense agreements and thereafter one-third (1/3) the royalty received by CJCL under any new sublicense agreements, subject to a minimum of 0.75 % of Gross Sales in each year by each Family Licensed Unit operating at the time of termination of the existing sublicense agreement and 0.6% of Gross Sales in each year by each Family Licensed Unit opened during the term of any new sublicense agreement.

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

                  C. On sublicensed Family, Licensed Units in People's Republic of China and Taiwan: 1.0% of Gross Sales in each year by each Family Licensed Unit opened under any initial sublicense agreement and thereafter one-third (1/3) the royalty received by CJCL under any subsequent sublicense agreement, subject to a minimum of 0.75% of Gross Sales in each year by each Family Licensed Unit operating at the time of termination of the initial sublicense agreement and 0.6% of Gross Sales in each year by each Family Licensed Unit opened under any subsequent sublicense agreement.

                  D. On MIDOPA Family Licensed Units in South Korea: 1.0% of Gross Sales in each year by each Family Licensed Unit.

                  E. On Mexican Licensed Units in Japan: 1.0% of Gross Sales in each year by each of the four Mexican Licensed Units operating at the time of execution of this Agreement and continuing to operate under this Agreement; 2.5% of Gross Sales in each year by the fifth, sixth, seventh, eighth, ninth and tenth Mexican Licensed Unit opened under this Agreement; and, if additional Mexican Licensed Units are permitted to be opened by the provisions of the grant in Article 2.02, 2.5% of Gross Sales in each year by each such unit.

                       If an effective grant in the Tertiary Territory is made to CJCL pursuant to Article 2.04, CJCL and COCO'S shall, as soon as practicable after February 5, 1996, agree on the licensing fee that shall be payable to COCO'S with respect to each sublicense agreement entered into by CJCL in the Tertiary Territory and on the running royalties to be paid to COCO's with respect to each sublicense agreement.

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

                  Within thirty (30) days after the end of each Contract Year, CJCL shall furnish to COCO'S written reports, specifying the amount of royalties due, the number of Licensed Units currently in existence and the total Gross Sales made by these Licensed Units under this Agreement during the preceding Contract Year. The amount of royalties due from the People's Republic of China and Taiwan, the Secondary Territory and the Tertiary Territory shall be converted from the applicable local currency directly into Japanese currency at the open market rate of exchange quoted by the Tokyo, Japan branch of Bank of America, or any other major international bank of good repute designated by CJCL on the last business day of the reporting period involved. CJCL shall keep accurate and complete records of all data reasonably necessary to enable the determination of royalties payable under this Article 6.01; and shall permit such records as well as any other pertinent records to be examined at any time during regular business hours upon appropriate reasonable prior notice in writing by an independent certified public accountant selected by COCO'S. If such examination reveals that the records of CJCL are faulty, the accountant's reasonable costs shall be for the account of CJCL. All payments to COCO'S under this Article 6.01 shall be made in Japanese yen and shall be made concurrently with the submission of the annual report required by this Article 6.01.

          6.02 Any taxes required to be withheld by the Japanese Government and actually withheld by CJCL on the amounts payable by CJCL to COCO'S shall be deductible from the payments due to COCO'S; provided that CJCL shall furnish COCO'S with a copy of the written receipt for any such taxes actually withheld. With respect to the remittance of royalties which may be payable on Gross Sales of Family Licensed Units owned or operated by sublicensees of CJCL in the Primary Territory, Secondary Territory and Tertiary Territory, any and all taxes,

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charges and/or other levies which may be imposed on any royalty payment from any such sublicensee of CJCL shall be borne solely by CJCL.

7.   Trade Names
     -----------

          7.01 The rights granted by COCO'S hereunder to CJCL and its sublicensees to use the Licensor Trade Names include only the right to reproduce such Trade Names without change, modification or alteration in their design and appearance from that furnished by COCO'S. CJCL recognizes and acknowledges COCO'S ownership of or license with respect to the Licensor Trade Names and agrees, upon request, to assign to COCO'S any and all right, title or interest in the same as may be acquired by CJCL at any time.

          7.02 Nothing in this Agreement shall be construed as giving CJCL or any CJCL sublicensee the right or license to use or employ any Licensor Trade Name on or in connection with any goods, wares or merchandise or services whatsoever, except as herein specifically provided.

          7.03 CJCL agrees to furnish to COCO'S, free of cost, for COCO'S written approval, as the case may be, examples of each use of the Licensor's Trade Names by CJCL or any CJCL sublicensee. CJCL agrees that COCO'S disapproval of any such items shall be final; provided that approval shall not be unreasonably withheld. CJCL agrees to submit such examples within two weeks after initial adoption, immediately upon a change from a prior usage, and thereafter at intervals not to exceed twelve months, thereby enabling COCO'S to check the quality of such examples against COCO'S own standards, to the end of preserving the reputation and public acceptance enjoyed by the Licensor Trade Names in the United States and in other countries where they are now used or in the future may be used.

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

          7.04 CJCL and its sublicensees shall also have the right to use the Licensor Trade Names on window displays and in other customary advertising matter usually employed in the merchandising and marketing of similar products and services. Submission of such promotional and advertising materials shall be made to COCO'S periodically as set forth in Article 7.03 above.

          7.05 It is specifically understood and agreed between the parties that nothing herein contained shall be construed as an assignment or grant to CJCL of any right, title or interest, other than a license to use the Licensor Trade Names in accordance with the provisions of this Agreement, and the parties hereto specifically agree that all such uses hereunder by CJCL or CJCL sublicensees shall inure to the benefit of COCO'S.

          7.06 If any claim is made or action brought against CJCL or any CJCL sublicensee based on the assertion that CJCL or said sublicensee is wrongfully using or is not entitled to use one or more of the Licensor Trade names, CJCL shall promptly notify COCO'S thereof and the parties shall then consult with each other as to an appropriate course of action. However, it is specifically understood that COCO'S does not warrant that the use of Licensor Trade Names in the Licensed Territory and in the Tertiary Territory is free from infringement of the rights of third parties in the Licensed Territory and the Tertiary Territory and COCO'S shall not be liable to CJCL for any such infringement of third-party rights which may occur. COCO'S shall advise CJCL from time to time of the progress of COCO'S applications to register the Licensor Trade Names in the Licensed Territory and in the Tertiary Territory.

          7.07 If CJCL shall acquire knowledge or have reasonable cause to believe that any person, firm, corporation or other entity is infringing one or more of the Licensor Trade Names in the Licensed Territory or the Tertiary Territory, CJCL shall promptly notify COCO'S to that effect and may, in its sole discretion, take or not take steps to enjoin such infringement. COCO'S may, at its own expense and through counsel of its own selection, if it so chooses, initiate an action or participate in an action initiated by CJCL. Any monies collected by virtue of such action shall be shared by the parties hereto in proportion to the amounts expended by each in prosecuting the action.

          7.08 In order to ensure uniformity of operation and of product, and in order to protect the goodwill of the Licensor Trade Names licensed herein, COCO'S shall make available to CJCL the specifications and requirements of ingredients, commodities, supplies and merchandise recommended for use in the Licensed Units owned or operated by CJCL and its sublicensees under one or more of the Licensor Trade Names, and CJCL and its sublicensees shall use in such operations, subject to modifications to suit the taste of the consumer and to availability of suitable supplies, such ingredients, commodities, supplies and merchandise as are in conformance with or equivalent to such specifications and requirements. CJCL and its sublicensees may purchase their supplies from any suitable source selected by it or them.

          7.09 In order to protect the goodwill associated with the Licensor Trade Names, and in order to prevent any deception to the public, CJCL and its sublicensees shall operate their businesses which use Liceusor Trade Names in accordance with the standards and requirements of quality, production, appearance, cleanliness and service as are from time to time prescribed by COCO'S. They shall maintain the premises in a neat, attractive condition and shall make such repairs and renovations as may reasonably be required by COCO'S in order to meet the standards set. CJCL and its sublicensees shall at all times maintain adequate inventories and trained personnel to serve the public in a manner commensurate with the reputation of other stores bearing the Licensor Trade Names. In order to ensure compliance with quality specifications and standards set forth herein, CJCL and its sublicensees shall allow representatives of COCO'S to visit their licensed premises at any reasonable time, and shall permit said representatives to inspect the premises, goods, products, supplies and merchandising methods, as well as to make such tests as the representatives consider necessary.

8.   Warranties and Guarantee
     ------------------------

          8.01 COCO'S hereby represents and warrants that it has the right and ability to make the disclosures, to provide the assistance and to make the grants set forth in this Agreement; and to otherwise fully and faithfully carry out its obligations to CJCL hereunder. However, COCO'S does not represent or warrant that the use of Subject Information in the Licensed Territory or the Tertiary Territory by CJCL or its sublicensees will achieve any given specific results; or that such use will not possibly conflict with the rights of others. COCO'S shall have no responsibility or liability to CJCL for any claims or suits brought by third persons against CJCL or its sublicensees and shall be under no obligation to indemnify or hold harmless CJCL or its sublicensees for any liabilities, expenses or damages resulting from or caused by the use or improper use of any of the Subject Information.

          8.02 CJCL hereby represents and warrants that it has the right and ability to enter into this amendment and to fully and faithfully carry out its obligations to COCO'S hereunder.

9.   Term and Termination
     --------------------

          9.01 Unless sooner terminated as hereinafier provided, this Agreement shall come into force on the Effective Date and shall remain in full force and effect through February 4, 2010. On February 4, 2010, CJCL shall have and is hereby granted a fully-vested, paid-up, irrevocable, non-exclusive, royalty-free right and license to continue to use all of the Subject Information and Licensor Trade Names which it had been licensed to use during the term of this Agreement.

          9.02 If CJCL fails to make any payment as herein provided, or if any party fails to abide by any of the other terms and conditions hereof, and such failure or default shall continue without remedy for sixty (60) days after receipt of notice thereof from the non-defaulting party, then the non-defaulting party may terminate this Agreement upon written notice to the party in default.

          9.03    After any early termination of this Agreement pursuant to
Article 9.02, CJCL and its sublicensees shall have no further rights hereunder and shall promptly return to COCO'S all Subject Information previously provided to CJCL and any and all copies thereof in the possession of CJCL and shall make no further use of the Licensor Trade Names.

          9.04    Any early termination of this Agreement by COCO'S under
Article 9.02 shall be without prejudice to the rights of COCO'S to receive the payment of any unpaid sums due to COCO'S pursuant to the provisions of this Agreement.

10.  Force Maieure
     -------------

          10.01 No failure or omission by any of the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor create any liability if the same shall arise from any cause or causes beyond the control of the party affected, including, but not limited to, the following, which, for the purposes of this Agreement, shall be regarded as beyond the control of the party in question: Acts of God, acts or omissions of any Government or any agency thereof, compliance with requests, recommendations, rules, regulations or orders of any governmental authority or any officer, department, agency or instrumentality thereof; fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strikes or lockouts. During any such case of force majeure, the Agreement shall not be terminated, but only suspended and the party affected shall continue to perform its obligations to the extent possible and resume the performance of its suspended obligations as soon as such case of force majeure is removed or alleviated. The payment of any monies due from CJCL to COCO'S shall not be excused or suspended at any time, regardless of the circumstances.

11.  Assignment
     ----------

          This Agreement shall be assignable by any party to the successor of the entire business of that party to which this Agreement pertains; provided that said party has obtained the prior written consent of the other parties, which consent shall not be unreasonably withheld; and provided further that the assignee agrees in writing to be bound in all respects by the provisions of this Agreement in the place and instead of the assigning party.

12.  Notice
     ------

          Any notice or other communication required or made pursuant to this Agreement shall be in writing, shall be addressed to the party for whom intended at the address first set forth above, shall be given manually, by mail or cablegram or by courier delivery, and shall be deemed duly and properly given if and when mailed by registered air mail or dispatched by cablegram, postage or other charges prepaid, and if and when sent by courier delivery, charges prepaid. Any party may, by notice to the other, change its address for receiving such notices, provided, however, that any such notice shall only become effective upon actual receipt.

13.  Governing Law and Arbitration
     -----------------------------

          Any and all disputes, controversies, or differences which may arise between the parties out of, in relation to or in connection with this Agreement, or the alleged breach thereof, which cannot be amicably resolved by the reasonable efforts of the parties, shall be finally settled by arbitration pursuant to the Japan-American Trade Arbitration Agreement of September 16, 1952, by which each party hereto is bound.

          The arbitration shall be conducted in the English language in Los Angeles, California, U.S.A. if CJCL is the complaining party, and in the Japanese language in Tokyo, Japan, if COCO'S is the complaining party. In any such arbitration, this Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, U.S.A.

          The award in any such arbitrations proceeding shall be final and binding upon all parties affected thereby.

14.  Official Text
     -------------

          This Agreement is being executed in duplicate in the English language and in the Japanese language. The English language version shall be the governing and controlling text if there is any discrepancy between the two versions in the interpretation to be applied.

15.  Entire Agreement
     ----------------

          The terms and conditions herein contained constitute the entire Agreement between the parties and supersede all previous commitments, agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no previous agreement or understanding varying or extending the same shall be binding upon any party hereto.

          Any subsequent amendments or modifications to this Agreement shall have no force or effect unless duly set forth in writing and signed by the party or parties to be bound thereby.

          If any of the terms or provisions of this Agreement are ruled to be invalid or unenforceable by a court or administrative bureau of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and the parties shall endeavor in good faith to replace such provision with a valid and enforceable one which accomplishes the same general purpose to the greatest possible extent.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 14th day of April, 1995.
                                                        -----       -----


                                  COCO'S RESTAURANTS, INC.



                                 By:  /s/ Barry Krantz
                                    ---------------------------------
                                 Title:  Authorized Signatory
                                       ------------------------------


                                  COCO'S JAPAN CO., LTD.



                                  By: /s/ Akin Kambayashi
                                     ---------------------------------
                                  Title: Chairman
                                        -----------------------------


                                  By: /s/ Keisuka Koguri
                                     --------------------------------
                                  Title: President
                                        -----------------------------

                                  APPENDIX I
                                  ----------

                 SUBJECT INFORMATION AND TECHNICAL ASSISTANCE

A.   General
     -------

     (1)  Restaurant design and layout

     (2)  Construction plans

     (3)  Menu planning and development

     (4)  Existing training manuals, audio-visual aids

     (5)  Training methods and programs

     (6)  Operations management control and computer programs

     (7)  Marketing and sales promotion materials

B.   Details of Disclosures and Assistance under
     Articles 3.01 and 4.01
     ----------------------

     1.   Restaurant design and layout
          ----------------------------

          Review of preliminary plans and design
          Review kitchen equipment and drawings
          Review interior fixturization drawings

     2.   Construction plans
          ------------------

          Review of preliminary floor plans
          Review of elevations and sections
          Review of kitchen equipment and food service

     3.   Menu planning and development
          -----------------------------

          Complete description of all breakfast, lunch and dinner menu selections for a Coco's Family Restaurant. Disclosure of proposed additions and modifications in progress. Recipes where applicable. Consultations, advice and assistance to CJCL in adapting same as reasonably possible, to suit Japanese and South Korean customers, eating habits and tastes. El Torito chef will be sent to Japan on a request basis. (CJCL to pay all expenses including airfare.)

     4.   Training Seminars
          -----------------

          Eight seminars per year conducted by COCO's personnel for Subject Information. (Maximum 35 people per seminar; maximum seven days per seminar)

          COCO'S to provide for translation, ground transportation, lodging and meals eaten in Coco's Restaurants. All personal expenses (e.g., telephone calls, beverages and food consumed in hotels) to be paid by individuals attending the seminars.

          COCO'S will provide a TOP Seminar no less frequently than once every two years hosted by COCO'S. (COCO'S to pay one-half the airfare of attendees.)

     5.   Manuals and training aids
          -------------------------

          Employee benefit plans manual
          Ten Phase manual for management training
          Kitchen sanitation manuals
          Food service manuals
          Portion and styling manuals
          Bussing manuals
          customer service manuals
          Customer service standard manuals
          Hosting manuals
          Hosting standard manuals
          Administrative manuals
          Facilities/maintenance manuals
          Portion and styling - slide programs

     6.   Operations management control and computer programs
          ---------------------------------------------------

          Fixed asset control
          Inventory control
          Accounts payable processing
          General ledger system (includes monthly P&L)
          Menu analysis
          Budget and bonus administration
          Labor distribution
          Sales and cash control
          Weekly operations P&L key line item exception report
          Personnel record keeping
          Employee benefit program, group life, medical, profit sharing,
                (eligibility and participation report)
          General unit operations methods
          Unit management scheduling
          Personnel scheduling and methods

     7.   Marketing and sales promotion materials
          ---------------------------------------

          Banners
          Signs
          Gift certificate program
          To-Go packaging program
          Plastic table tent holders
          Variety of table tent inserts and fliers
          Menus
          Copy, photography and placement of newspaper advertising (if requested)